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                                                                    EX-99.(d)(7)

                      LSV INVESTMENT SUB-ADVISORY AGREEMENT
                             WELLS FARGO FUNDS TRUST

                                   APPENDIX A

                                FUNDS TRUST FUNDS

                         Diversified International Fund
                      (formerly, International Equity Fund)

Appendix A amended: March 1, 2010

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                                   APPENDIX B

                             WELLS FARGO FUNDS TRUST
                      LSV INVESTMENT SUB-ADVISORY AGREEMENT
                                  FEE AGREEMENT

     This fee agreement is made as of the 1st day of February, 2005, by and between Wells Fargo Funds Trust (the "Trust"), Wells Fargo Funds Management, LLC (the "Adviser") and LSV Asset Management (the "Sub-Adviser").

     WHEREAS, the parties have entered into an Investment Sub-Advisory Agreement ("Sub-Advisory Agreement") whereby the Sub-Adviser provides management and other services to each series of the Trust listed in Appendix A to the Sub-Advisory Agreement (each a "Fund" and collectively the "Funds"); and

     WHEREAS, the Sub-Advisory Agreement provides that the fees to be paid to the Sub-Adviser are to be as indicated on Appendix B;

     NOW THEREFORE, the parties agree that the fees to be paid to the Sub-Adviser under the Sub-Advisory Agreement shall be calculated and paid on a monthly basis by applying the annual rates indicated below to the average daily net assets of the LSV Portion throughout the month:

NAME OF FUND                      BREAKPOINTS   SUB-ADVISORY RATE
-------------------------------   -----------   -----------------
Diversified International Fund    First 150M    0.35%
(formerly, International Equity   Next 350M     0.40%
Fund)                             Next 250M     0.35%
                                  Next 250M     0.325%
                                  Over 1B       0.30%

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     The  foregoing  fee  schedule  is  agreed  to as of March 1, 2010 and shall remain in effect until changed in writing by the parties.

                                 WELLS FARGO FUNDS TRUST
                                 on behalf of the Funds


                                 By:
                                     -------------------------------------------
                                     C. David Messman
                                     Secretary


                                 WELLS FARGO FUNDS MANAGEMENT, LLC


                                 By:
                                     -------------------------------------------
                                     Andrew Owen
                                     Executive Vice President


                                 LSV ASSET MANAGEMENT


                                 By:
                                     -------------------------------------------
                                     Name:
                                     Title:

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